UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2023

L CATTERTON ASIA ACQUISITION CORP

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40196	98-1577355
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

8 Marina View, Asia Square Tower 1
#41-03, Singapore	018960
(Address of principal executive offices)	(Zip Code)

+65 6672 7600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Trading	Name of each exchange
Title of each class	Symbol(s)	on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-third of one redeemable warrant	LCAAU	The Nasdaq Stock Market LLC

Class A Ordinary Shares included as part of the units	LCAA	The Nasdaq Stock Market LLC

Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	LCAAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Extraordinary General Meeting, the Company’s shareholders approved a proposal to amend the Company’s Amended and Restated Memorandum and Articles of Association (the “Charter”) to the second amended and restated memorandum and articles of association to extend the date by which the Company must (1) consummate a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination, which we refer to as our initial business combination, (2) cease its operations except for the purpose of winding up if it fails to complete such initial business combination and (3) redeem all of the Class A ordinary shares, par value $0.0001 per share, of the Company (“Class A Ordinary Shares”) included as part of the units sold in the Company’s initial public offering that was consummated on March 15, 2021 (the “IPO” and such Class A Ordinary Shares, “public shares”) if it fails to complete such initial business combination, from March 15, 2023 (the “Original Termination Date”) to June 15, 2023 (the “Extended Date”) and to allow the board of directors of the Company (“the Board”), without another shareholder vote, to elect to further extend the date to consummate an initial business combination after the Extended Date up to nine times, by an additional month each time, upon five days’ advance written notice prior to the applicable deadline, up to March 15, 2024 (the “Additional Extension Date”) or such earlier date as determined by the Board in its sole discretion (the “Extension,” and such proposal, the “Extension Proposal”).

The foregoing description is qualified in its entirety by the full text of the second amended and restated memorandum and articles of association, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 10, 2023, the Company held the Extraordinary General Meeting for its shareholders to approve the Extension Proposal and the Adjournment Proposal, each as described in the definitive proxy statement of the Company relating to the Extraordinary General Meeting, which was filed with the Securities and Exchange Commission on February 23, 2023. As there were sufficient votes to approve the Extension Proposal, the Adjournment Proposal was not presented to shareholders.

Holders of 23,417,929 ordinary shares of the Company held of record as of February 8, 2023, the record date for the Extraordinary General Meeting, were present in person or by proxy, representing approximately 65.39% of the voting power of the Company’s ordinary shares as of the record date for the Extraordinary General Meeting, and constituting a quorum for the transaction of business.

The voting results for the Extension Proposal were as follows:

The Extension Proposal

For	Against	Abstain
23,417,867	61	1

In connection with the vote to approve the Extension Proposal, the holders of 6,867,252 or around 24% of the Class A ordinary shares of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.18 per share, for an aggregate redemption amount of $69,908,625.36.

As a result of the approval of the Extension  Proposal and the implementation of the Extension, LCA Acquisition Sponsor, LP (the “Sponsor”) or its designee(s) or affiliate(s) (the “Lender”) shall contribute to the Company as a loan (each loan being referred to herein as a “Contribution”), which was (i) the lesser of (a) $990,000 or (b) $0.09 for each public share that has not been redeemed in accordance with the terms of the Charter for the three-month extension from the Original Termination Date to the Extended Date (the “Initial Extension Contribution”); and thereafter, to the extent necessary and as applicable, shall contribute (ii) the lesser of (a) $330,000 and (b) $0.03 into the trust account for each public share that has not been redeemed in accordance with the terms of the Charter for each subsequent one-month extension from the Extended Date to the Additional Extension Date (the “Subsequent Extension Contribution”) until the earlier of (i)  the date of the extraordinary general meeting held in connection with a shareholder vote to approve an initial business combination, and (ii) the date that the Initial Extension Contribution and the Subsequent Extension Contribution for each subsequent one-month extension from the Extended Date to the Additional Extension Date, if applicable, have been loaned. Each Contribution will be deposited in the Trust Account within 5 business days of the beginning of the extended period which such Contribution is for. The Contribution(s) will bear no interest and will be repayable by the Company to the Lender upon consummation of an initial business combination. The loans will be forgiven by the Lender if the Company is unable to consummate an initial business combination except to the extent of any available funds held outside of the Trust Account.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	The Second Amended and Restated Memorandum and Articles of Association

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2023

L CATTERTON ASIA ACQUISITION CORP

By:	/s/ Chinta Bhagat
Name:	Chinta Bhagat
Title:	Co-Chief Executive Officer and Chairman